Exhibit 10.4

EXECUTION VERSION

SECURITY AGREEMENT

This Security Agreement (this “Security Agreement”), dated and effective as of September 28, 2018 (the “Effective Date”), is made by PHI, Inc., a Louisiana corporation, PHI Air Medical, L.L.C., a Louisiana limited liability company, and PHI Tech Services, Inc., a Louisiana corporation (individually and collectively, “Grantor”) in favor of Thirty Two, L.L.C., a Nevada limited liability company (“Secured Party”).

The terms and conditions of that certain Loan Agreement dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”), by and among PHI, Inc., a Louisiana corporation (“Borrower”), PHI Air Medical, L.L.C., and PHI Tech Services, Inc., as Subsidiary Guarantors, and Secured Party, as Lender, are incorporated herein by reference and are a part of the terms and conditions of this Security Agreement. Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Loan Agreement. In the event of actual conflict in the terms and provisions of this Security Agreement and the Loan Agreement, the terms and provisions of the Loan Agreement will control.

To secure payment and performance of the Loan and all other obligations and liabilities of Grantor and Borrower, and of any one or more of them, to Secured Party, arising under the Loan Agreement, the Note, the Guaranty, this Security Agreement and all other loan and collateral documents contemplated by the Loan Agreement, direct or contingent, due or to become due, now existing or hereafter arising, including, without limitation, all future advances, with interest, attorneys’ fees, expenses of collection and costs, and further including, without limitation, obligations to Secured Party on promissory notes, checks, overdrafts, letter-of-credit agreements, loan agreements, security documents, endorsements, continuing guaranties and agreements with respect to any swap, forward, future, or derivative transaction or option or similar agreement involving, or settled by reference to, one or more interest rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value (collectively, the “Obligations”), Grantor pledges to Secured Party, and grants to Secured Party a continuing security interest in, and a right of set-off and compensation against, the following described property, now or hereafter owned by Grantor and wherever located (collectively, the “Collateral”):

(i)	all accounts of Grantor;

(ii)	all inventory of Grantor;

(iii)	all Spare Parts (as hereinafter defined) maintained by or on behalf of Grantor; and

(iv)	all property added to or substituted for any of the foregoing, and all interest, income, fruits, returns, accessions, profits, products and proceeds of any of the foregoing.

Notwithstanding the foregoing, any inventory or Spare Parts located in any jurisdiction outside of the United States of America shall not constitute Collateral.

The Spare Parts are located at the locations identified on Exhibit A annexed hereto. The Spare Parts are being maintained by or on behalf of PHI, Inc. and PHI Air Medical, L.L.C., each an air carrier certificated under 49 U.S.C. 44705.

The term “Spare Parts” shall mean, until installed in any aviation unit or aircraft, all aircraft engines, propellers, rotors, appliances, tires, airframes, spare parts, radios, and other communication equipment together with all other aircraft appliances, instruments, electronics, mechanisms, appurtenances, accessories, equipment and parts or component parts thereof, of such person wherever maintained, now or hereafter existing, whether acquired by purchase or otherwise and whether held by such person for use in its business or held by such person for sale or lease or to be furnished by such person under contracts of service, and all proceeds thereof and accessories thereto.

The terms “accounts,” “account debtor,” “chattel paper,” “documents,” “equipment,” “instruments,” “inventory,” and “proceeds” shall have the meanings provided in the Louisiana Commercial Laws.

Grantor further authorizes Secured Party at any time and without further consent from Grantor to file a carbon, photographic or other reproduction of this Security Agreement or Grantor’s financing statement as a financing statement. All Collateral shall remain subject to this Security Agreement until all of the Obligations have been indefeasibly paid in full. Secured Party may renew any renewable items included in the Collateral. All interest, income, fruits, returns, accessions, profits and proceeds with respect to the Collateral shall be delivered upon receipt to Secured Party in negotiable form. Grantor shall execute any endorsements, assignments and financing statements with respect to the Collateral, in form and substance satisfactory to Secured Party that Secured Party may reasonably request. Grantor represents and warrants that (a) Secured Party shall at all times have a perfected first priority security interest in the Collateral free of all other security interests, liens and claims other than as expressly permitted by the Loan Agreement, and (b) the description and identification of the Collateral, Grantor’s name, taxpayer identification number, and chief executive office, and the location of the Spare Parts are correctly stated herein. Grantor shall prevent the accrual of prescription or statute of limitations with respect to the Collateral no later than sixty (60) days prior to the date on which enforcement would be barred, and shall execute any additional documents reasonably required to perfect the security interest of Secured Party in the Collateral. Should any Collateral decline in value after the date of this Security Agreement in a manner that would be reasonably expected to have a material adverse effect on the Grantors, taken as a whole, Grantor shall, within five (5) days after receiving notice from Secured Party of such decline in value, grant a security interest in additional property satisfactory to Secured Party. Grantor authorizes Secured Party, in its sole discretion during the continuance of a Default (a) to notify the obligor on any Collateral to make payments directly to Secured Party; (b) to receive and recover any money or other property at any time due with respect to the Collateral and in connection therewith, endorse notes, checks, drafts or other evidence of payments; and (c) to settle, adjust and compromise, in Secured Party’s sole discretion, all present and future claims arising with respect to the Collateral. Secured Party is not obligated to take any of the foregoing actions or to preserve Grantor’s rights with respect to the Collateral including, without limitation, rights against prior parties and shall not be liable in any manner with respect to the Collateral. Any responsibility of Secured Party with respect to the Collateral, whether arising contractually or as a matter of law, is hereby expressly waived.

Grantor agrees to administer its accounts and the proceeds thereof in a prudent manner in accordance with this Security Agreement and take all actions reasonably necessary to collect the accounts. Upon request by Secured Party and upon the occurrence and continuance of a Default, Grantor shall (a) furnish to Secured Party a list of the accounts, showing the name, address and the amount owed by each account debtor, and (b) notify all account debtors that its accounts are subject to a security agreement with Secured Party and is payable to Secured Party at Secured Party’s address. If Grantor accepts chattel paper or instruments in payment of accounts, goods or services, Grantor shall promptly deliver all such chattel paper and instruments to Secured Party in negotiable form.

Grantor shall at all times during business hours with reasonable prior notice permit Secured Party, its officers and agents, access to the Collateral and to all books, records and data relating to the Collateral, for inspection and for verification of the existence, condition and value of the Collateral. Grantor shall furnish all assistance and information that Secured Party may require to conduct such inspections and verifications.

2

All corporeal (tangible) Collateral shall be insured by solvent insurance companies for full replacement value under policies acceptable to Secured Party, designating Secured Party as lender loss payee. Grantor shall not alienate or encumber the Collateral, except for sales of inventory, goods or services in the ordinary course of Grantor’s business and as otherwise expressly permitted by the Loan Agreement. Grantor shall not create or permit to exist any lien, claim or security interest on the Collateral except in favor of Secured Party and as otherwise expressly permitted by the Loan Agreement. Grantor shall not, without the prior written consent of Secured Party (a) change Grantor’s domicile, name, legal form or taxpayer identification number, (b) move the location of its principal place of business or chief executive office, or (c) move the Spare Parts from the locations set forth on Exhibit A or store any Spare Parts at new location(s) not otherwise listed on Exhibit A. If there are any new locations, Borrower shall promptly notify Secured Party and amend Exhibit A to this Security Agreement to include such new locations and file such amendment with the Federal Aviation Administration.

Grantor’s taxpayer identification number, mailing address and chief executive office are as set forth on Schedule 1.

Upon the occurrence and continuance of a Default as specified in Section (I) of the Loan Agreement, then, at the option of Secured Party, the Obligations shall be immediately due and payable in full without notice or demand, and Secured Party, to the extent permitted by applicable law, (a) may sell, assign, transfer and effectively deliver all or any part of the Collateral at public or private sale, without recourse to judicial proceedings and without demand, appraisement or advertisement, all of which are hereby expressly waived by Grantor to the fullest extent permitted by law, and (b) may cause all or any part of the Collateral to be seized and sold, under executory process, under writ of fieri facias issued in execution of an ordinary judgment obtained upon the Obligations, or under other legal procedure. For purposes of executory process, Grantor acknowledges the indebtedness owed under the Obligations, confesses judgment in favor of Secured Party for the full amount of the Obligations, and agrees to enforcement by executory process. Grantor waives (a) the benefit of appraisal provided in Art. 2723 of the Louisiana Code of Civil Procedure and (b) the demand provided by Article 2721, Louisiana Code of Civil Procedure. Grantor grants to Secured Party an irrevocable mandate and power of attorney (coupled with an interest) to exercise, after Default has occurred and is continuing, at Secured Party’s sole discretionary option and without any obligation to do so, all rights that Grantor has with respect to the Collateral, including, without limitation, the right to exercise all rights of inspection, deriving from Grantor’s ownership of or other interest in the Collateral. If the proceeds from the sale or enforcement of the Collateral are insufficient to satisfy all of the Obligations in full, all parties obligated thereon shall remain fully obligated for any deficiency. The rights and remedies of Secured Party hereunder are cumulative, may be exercised singly or concurrently, and are in addition to any rights and remedies of Secured Party under applicable law.

Without releasing or affecting any of its rights, Secured Party may, one or more times, in its sole discretion, without notice to or the consent of any third party obligor, including Grantor or Borrower, as applicable, take any one or more of the following actions: (a) release, renew or modify the obligations of Grantor, Borrower or any other party; (b) release, exchange, modify, or surrender in whole or in part Secured Party’s rights with respect to any collateral for the Obligations; (c) modify or alter the term, interest rate or due date of any payment of any of the Obligations; (d) grant any postponements, compromises, indulgences, waivers, surrenders or discharges or modify the terms of its agreements with Grantor or Borrower; (e) change its manner of doing business with Grantor, Borrower or any other party; or (f) impute payments or proceeds of any collateral furnished for any of the Obligations, in whole or in part, to any of the Obligations, or retain the payments or proceeds as collateral for the Obligations without applying same toward payment of the Obligations, and Grantor hereby expressly waives any defenses arising from any such actions.

3

The obligations of Grantor hereunder shall be joint, several and solidary and shall bind and obligate Grantor’s successors and assigns. Secured Party may assign and transfer the Collateral to an assignee of any of the Obligations, whereupon such transferee shall become vested with all powers and rights granted to Secured Party under this Security Agreement.

This Security Agreement shall be governed by the internal laws of the State of Louisiana, provided that where Collateral is located in a jurisdiction other than Louisiana, remedies available to Secured Party hereunder and under the laws of such jurisdiction shall be available to Secured Party without regard to any restriction of Louisiana law.

All notices and other communications provided for in this Security Agreement shall be given and deemed delivered in the manners set forth in the Loan Agreement.

If any provision of this Security Agreement shall be held to be legally invalid or unenforceable by any court of competent jurisdiction, all remaining provisions of this Security Agreement shall remain in full force and effect.

Secured Party hereby accepts this Security Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

4

EXECUTION VERSION

IN WITNESS WHEREOF, this Security Agreement is executed as of the Effective Date.

GRANTOR:

PHI, INC.

By:	/s/ Trudy P. McConnaughhay
Name:	Trudy P. McConnaughhay
Title:	Chief Financial Officer, Treasurer
and Secretary

PHI AIR MEDICAL, L.L.C.

By:	/s/ Trudy P. McConnaughhay
Name:	Trudy P. McConnaughhay
Title:	Vice President and Treasurer

PHI TECH SERVICES, INC.

By:	/s/ Trudy P. McConnaughhay
Name:	Trudy P. McConnaughhay
Title:	Chief Financial Officer, Vice President and Secretary

Signature Page to Security Agreement

SECURED PARTY:

THIRTY TWO, L.L.C.

By:	/s/ Al A. Gonsoulin
Name:	Al A. Gonsoulin
Title:	Managing Member

Signature Page to Security Agreement

SCHEDULE 1

Grantor’s mailing address and chief executive office: 2001 S. E. Evangeline Thruway, Lafayette, LA 70508

Grantor’s tax identification numbers are as follows: [intentionally omitted]

EXHIBIT A

SPARE PARTS

[attached schedule intentionally omitted]